Exhibit 5.1

                             H. MELVILLE HICKS, JR.
                          Attorney and Counselor at Law
                          551 FIFTH AVENUE, SUITE 1625
                            NEW YORK, NEW YORK 10176
                               Tel: (212) 655-5944
                               Fax: (212) 655-5943
                           Email: hmhicksjr@yahoo.com

                                                                 August 31, 2006

MedBioWeb Corp.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

                                    Registration Statement on Form SB-2

Ladies and Gentlemen:

      I have acted as counsel to MedBioWeb Corp., a Delaware corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of approximately 9,730,530 shares of Class A common stock $0.01 par value per share, of the Company (the "Shares").

      I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents and corporate and public records as I deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, I have assumed the genuineness of all signatures appearing on all documents presented to me as originals, and the conformity of the originals of all documents presented to me as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, I have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

      Based upon and subject to the foregoing, I am of the opinion that the Shares when issued in accordance with the terms and conditions of the Registration Statement and the terms and conditions of the Certificate of Incorporation of the Company filed with the Secretary of the State of Delaware, will be legally issued, fully paid and non-assessable.

      I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving

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this  consent,  I do not thereby  admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                  Very truly yours,


                                                  /s/  H. Melville Hicks, Jr.
                                                  ------------------------------
                                                  H. Melville Hicks, Jr.
                                                  Attorney at Law